UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      December 1, 2005

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Moores Road Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

(a)                                  On December 5, 2005, Cephalon, Inc. (the “Registrant”), Cephalon International Holdings, Inc., an indirectly-held wholly-owned subsidiary of the Registrant (“CIH”), and certain shareholders of Zeneus Holdings Limited (“Zeneus”) entered into a definitive share purchase agreement (the “Agreement”) under which CIH agreed to purchase all of the issued share capital of Zeneus for approximately $360 million in cash (the “Purchase”).  Zeneus is the parent company of Zeneus Pharma Limited. The completion of the Purchase is subject to several conditions, including the delivery to CIH of shares representing at least 95% of the issued share capital of Zeneus and the procurement of a purchaser’s warranty and indemnity insurance policy on commercially reasonable terms.  In addition, until December 19, 2005, the Registrant shall have the right to terminate the Agreement for any reason, subject to forfeiture of a $5 million cash deposit escrowed by CIH concurrent with the signing of the Agreement.  At the closing of the Purchase, the $5 million escrow will be released to CIH.  The Purchase is expected to close no later than early in the first quarter of 2006.

There are no material relationships between the Registrant and Zeneus or any affiliates of the Registrant and Zeneus, other than by virtue of the Agreement.  The Registrant hereby incorporates by reference the press release dated December 6, 2005, attached hereto as Exhibit 99.1, and made a part of this Item 1.01.

(b)                                 On December 1, 2005, the Board of Directors of the Registrant approved the amendment and restatement of the Registrant’s Non-Qualified Deferred Compensation Plan (the “Plan”).  The Plan, as amended and restated, incorporates various provisions designed to facilitate the Plan’s compliance with Section 409A of the Internal Revenue Code and the related proposed regulations issued by the Internal Revenue Service.   The Registrant hereby incorporates by reference the Plan, as amended and restated,  attached hereto as Exhibit 10.1, and made part of this Item 1.01.

Item 9.01                                             Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

None

(b)	Pro forma Financial Information.

None

(c)	Exhibits.

Exhibit No.	Description of Document

10.1	Amended and Restated Cephalon, Inc. Non-Qualified Deferred Compensation Plan
99.1	Press Release dated December 6, 2005 — Cephalon, Inc. Announces Agreement to Acquire Zeneus Holdings Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: December 7, 2005	By:	/s/ John E. Osborn
John E. Osborn
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Cephalon, Inc. Non-Qualified Deferred Compensation Plan
99.1	Press Release dated December 6, 2005 — Cephalon, Inc. Announces Agreement to Acquire Zeneus Holdings Limited